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                                                                     Exhibit 4.8

                                 FIRST AMENDMENT

      FIRST AMENDMENT, dated as of December 1, 2005 (this "Amendment"), between Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company") and Marwood Group LLC (the "Registered Holder").

      WHEREAS, the Company issued to the Registered Holder that certain Common Stock Purchase Warrant, dated January 20, 2004 (the "Warrant") represented by Certificate no. W-CST-#1, whereby the Registered Holder is entitled to purchase, subject to the terms and conditions set forth therein, an aggregate of up to One Hundred Thousand (100,000) shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company at a purchase price of $4.40 per share (subject to adjustment as set forth therein), payable as provided therein. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Warrant; and

      WHEREAS, the Company and the Registered Holder desire to amend certain provisions of the Warrant;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Piggy-Back Registration Rights. Section 5 of the Warrant is hereby amended and restated in it entirety, as stated below:

      If the Company files any registration statement with the Securities and Exchange Commission registering for sale any Common Stock of any other shareholders of the Company, then the Company agrees that so long as the Common Stock issuable upon exercise of the Warrant ("Issuable Common Stock") is not eligible for sale pursuant to Rule 144(k) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended ("Rule 144(k)"), the Company shall include the Issuable Common Stock in such registration statement on a pro rata basis with the other shareholders selling Common Stock in such registration statement. In addition, the Company agrees to take all action reasonably requested by the Registered Holder to permit the transfer of Issuable Common Stock pursuant to Rule 144(k) at such time as Rule 144(k) becomes available to the Registered Holder for this purpose.

      Section 2. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Amendment may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

      Section 3. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the domestic substantive laws of any jurisdiction other than the State of Delaware.

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      Section 4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Delivery of an executed signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                            [Signature Page Follows]

                                       2
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      IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed by its duly authorized officers and to be dated the date first written above.

                                            OMRIX BIOPHARMACEUTICALS, INC.

                                            By: /s/ Michael Burshtine
                                                ------------------------
                                            Name:  Michael Burshtine
                                            Title: CFO

                                            THE MARWOOD GROUP

                                            By: /s/ John Moore
                                                ------------------------
                                            Name:  John Moore
                                            Title: CEO